Commonwealth Fund Services, Inc.

FUND SERVICES AGREEMENT

Administration Services

Between

Commonwealth Fund Services, Inc.

and

ETF Opportunities Trust

Dated March 17, 2023
Amended March 11, 2026

For Funds Advised by Tuttle Capital Management, LLC

Exhibit A – Series Portfolios
Exhibit B – Administrative Services

FUND SERVICES AGREEMENT

AGREEMENT (this “Agreement”), dated as of March 17, 2023 and amended as of March 11, 2026, between Commonwealth Fund Services, Inc., a corporation organized in accordance with the laws of the Commonwealth of Virginia (“CFS”) and ETF Opportunities Trust, a statutory trust organized and existing under the laws of the State of Delaware (the “Trust”).

WITNESSETH:

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and consists of one more series portfolios listed on Exhibit A (the “Funds”), each of which may consist of one or more classes of shares of beneficial interest; and

WHEREAS, the Trust wishes to retain CFS to provide certain administration and other general services (the “Services”) with respect to the Funds and CFS is willing to furnish such Services;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

Section 1.    Appointment.

The Trust hereby appoints CFS as administrator for the Trust on the terms and conditions set forth in this agreement, and CFS hereby accepts such appointment and agrees to perform the Services as set forth in this Agreement. The Services of CFS shall be confined to those matters expressly set forth herein or as may be agreed to from time to time, and no implied duties are assumed by or may be asserted against CFS hereunder. Notwithstanding the foregoing, to the extent the Trust determines that it would be appropriate to engage another service provider (either directly or through CFS) as the sub-administrator, CFS responsibilities with respect to such function shall be confined to overseeing such function – any such relationship shall be noted and described in Exhibit C to this Agreement.

Section 2.     Representations and Warranties of CFS.

CFS hereby represents and warrants to the Trust that:

(a)    It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Virginia;

(b)    It is duly qualified to carry on its business in the Commonwealth of Virginia;

(c)It is empowered under applicable laws and by its By-Laws to enter into this Agreement and perform its duties under this Agreement;

(d)All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

(e)It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and,

This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of CFS, enforceable against CFS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and securities parties.

Section 3.     Representations and Warranties of the Trust.

The Trust hereby represents and warrants to CFS that:

(a)    It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware;

(b)     It is empowered under applicable laws and by its organizational documents to enter into this Agreement and perform its duties under this Agreement;

(c)    All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

(d)    It is an open-end management investment company registered under the 1940 Act;

(e)    This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(f)    A registration statement under the Securities Act of 1933, as amended, is currently effective and will remain effective, and appropriate state securities laws filings have been made and will continue to be made, with respect to all shares of the Funds and any classes thereof being offered for sale.

Section 4.     Trust Reports to CFS Delivery of Documents and Other Materials.

    The Trust shall furnish or otherwise make available to CFS such copies of each Fund’s prospectus, statement of additional information, financial statements, proxy statements, shareholder reports, each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act, each current shareholder services plan or similar document adopted by the Fund, each Fund’s net asset value per share, declaration, record and payment dates, amounts of any dividends or income, special actions relating to each Fund’s securities and other information relating to the Trust’s business and affairs as CFS may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement. CFS shall maintain such information as required by regulation and as agreed upon between the Trust and CFS. The Trust will complete all necessary prospectus and compliance reports, as well as monitoring the various limitations and restrictions.

    Section 5.     Services Provided by CFS.

(a)     CFS will provide, or supervise the performance of others, the Services described herein subject to the direction and supervision of the Trust’s Board of Trustees (the “Board”), and in compliance with the objectives, policies and limitations set forth in the Trust’s currently effective Registration Statement, Declaration of Trust and By-Laws, applicable laws and regulations, and all resolutions, policies and procedures adopted by the Board, and further subject to CFS’s policies and procedures as in effect from time to time. CFS shall be responsible for all necessary office space, equipment, personnel, and facilities necessary for it to perform its obligations under this Agreement. CFS may sub-contract with third parties to perform certain of the Services to be performed by CFS hereunder; provided, however, that CFS shall remain principally responsible to the Trust for the acts and omissions of such other entities and provided further that

CFS shall be responsible for the payment of such third parties unless the Board approves such payment in a separate agreement or otherwise approves passing the costs associated with such third party onto the Funds as an out-of-pocket expense of CFS.

    Except with respect to CFS’s duties as set forth in this Agreement, and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that each Fund complies with all applicable requirements of the Securities Act of 1933, the 1940 Act, the USA PATRIOT Act of 2001, and any other laws, rules and regulations, or interpretations thereof, of governmental authorities with jurisdiction over each Fund.

    (i)    Administrative Services – set forth in Exhibit B.

    CFS shall be responsible for promptly communicating any conflicts between its policies and procedures in effect from time to time and the resolutions, policies and procedures adopted by the Board.

(b)     CFS shall keep records relating to the Services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. CFS agrees that all such records prepared or maintained by CFS relating to the Services to be performed by CFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request. The Trust and the Trust’s authorized representatives shall have access to CFS’s records relating to the Services under this Agreement at all times during CFS’s normal business hours. Upon the reasonable request of the Trust, copies of any such records shall be provided promptly by CFS to the Trust or the Trust’s authorized representatives.

Section 6.     Compensation and Expenses

(a)Compensation. The Trust agrees to pay CFS as compensation for its services according to the fee schedule set forth in Schedule C hereto. Fees will begin to accrue for each Fund on the later of the date of this Agreement or the date of commencement of operations of the Fund. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Fund shall pay to CFS such compensation as shall be payable prior to the effective date of termination.

    In addition, the Trust shall reimburse CFS from the assets of each Fund certain reasonable expenses incurred by CFS on behalf of each Fund individually in connection with the performance of this Agreement. Such out-of-pocket expenses shall include, but not be limited to: documented fees and costs of obtaining advice of Fund counsel or accountants in connection with its services to each Fund; postage; long distance telephone; special forms required by each Fund; any economy class travel which may be required in the performance of its duties to each Fund; and any other extraordinary expenses it may incur in connection with its services to each Fund, provided that such extraordinary expenses must be approved by the Board prior to any reimbursement.

    In connection with the services provided by CFS pursuant to this Agreement, the Trust, on behalf of each Fund, agrees to reimburse CFS for expenses set forth in Schedule C hereto. In addition, the Trust, on behalf of the applicable Fund, shall reimburse CFS for all reasonable expenses and employee time (at 150%

of salary) attributable to any review of the Trust’s accounts and records by the Trust’s independent accountants or any regulatory body outside of routine and normal periodic reviews.

(b)Taxes. Except as required by applicable law or as otherwise provided in this Agreement, CFS shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any customer, excluding taxes, if any, assessed against CFS related to its income or assets.
    (c)    Invoices/Billing. All fees and reimbursements are payable in arrears on a monthly basis and the Trust, on behalf of the applicable Fund, agrees to pay all fees and reimbursable expenses within five (5) business days following receipt of the respective billing notice. Without prejudice to CFS’s other rights, CFS reserves the right to charge interest on overdue amounts (except to the extent the amount is subject to a bona fide dispute) from the due date until actual payment at an annual rate equal to the sum of the overnight Fed Funds rate as in effect from time to time plus 2 percentage points.

Section 7.     Confidentiality.

CFS agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders received by CFS in connection with this Agreement, including any non-public personal information as defined in Regulation S-P, and that it shall not use or disclose any such information except for the purpose of carrying out the terms of this Agreement; provided, however, that CFS may disclose such information as required by law or in connection with any requested disclosure to a regulatory authority with appropriate jurisdiction after prior notification to the Trust.

        The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by CFS on databases under the control and ownership of CFS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to CFS or the third party. The Trust agrees to treat all Proprietary Information as proprietary to CFS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

    Upon termination of this Agreement, CFS shall return to the Trust all copies of confidential or non-public personal information received from the Trust hereunder, other than materials or information required to be retained by CFS under applicable laws or regulations. CFS hereby agrees to dispose of any “consumer report information,” as such term is defined in Regulation S-P.

Section 8.     Standard of Care / Limitation of Liability.

(a)Responsibility for Losses. CFS shall be under no duty to take any action on behalf of a Fund except as necessary to fulfill its duties and obligations as specifically set forth herein or as may be specifically agreed to by CFS in writing. CFS shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from CFS, its employees’ or its agents’ willful misfeasance, bad faith or gross negligence in the performance of CFS’s duties under this Agreement, or by reason of reckless disregard of CFS, its employees’ or its agents’ obligations and duties hereunder. Notwithstanding the foregoing, the limitation on CFS’s liability shall not apply to the extent any loss or damage results from any fraud committed by CFS or any intentionally bad or malicious acts (that is, acts or breaches undertaken purposefully under circumstances in which the person acting knows or has reason to believe that such act or breach violates such person’s obligations under this Agreement or can cause danger or harm) of CFS.

    Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) CFS shall not be liable for losses beyond its control, provided that CFS has acted in accordance with the standard of care set forth above; and (ii) CFS shall not be liable for (A) the validity or invalidity or authority or lack thereof of any oral or written instructions provided by the Fund, notice or other instrument which conforms to the applicable requirements of this Agreement, and which CFS reasonably believes to be genuine; or (B) subject to Section 15, delays or errors or loss of data occurring by reason of circumstances beyond CFS’s control, including fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(b)Limitations on Liability.

(i)CFS is responsible for the performance of only those duties as are expressly set forth herein and in the Exhibits and Schedules as they may be amended from time to time. CFS will have no implied duties or obligations. Each party to the Agreement shall mitigate damages for which the other party may become responsible hereunder.

(ii)CFS shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accurateness or completeness of any instruction or any other information it receives from a Fund, and shall be without liability for any loss or damage suffered by a Fund or any of a Fund’s customers as a result of CFS’s reasonable reliance on and utilization of any such instruction or other such information. For the avoidance of doubt, CFS shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in good faith in reliance on any instruction believed by it in good faith to have been authorized by an authorized person.

(iii)CFS shall have no responsibility and shall be without liability for any loss or damage caused by the failure of the Trust to provide CFS with any information.

(iv)CFS is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any investment advisers, custodians, intermediaries or non-discretionary subcontractors.

(v)CFS shall have no responsibility for the management of the investments or any other assets of the Trust or its customers, and CFS shall have no obligation to review, monitor or otherwise ensure compliance by a Fund with the policies, restrictions, guidelines or disclosures applicable to the Fund or any other term or condition of the original documents, operating documents, policies and procedures or registration statement. Further, CFS shall have no liability to the Trust for any loss or damage suffered by the Trust as a result of any breach of the investment policies, objectives, guidelines or restrictions applicable to the Trust or any misstatement or omission in the registration statement.

(vi)Except as set forth in the exhibits hereto, the Trust acknowledges that the reporting obligations of CFS do not constitute a duty to monitor compliance and CFS shall not be liable for any failure of the Fund to comply with any laws, regulations or other applicable requirements thereof.

(vii)CFS shall not be liable for the errors of other service providers of the Trust, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services’ standard contracts entered into by CFS) and errors in information provided by an investment adviser to a Fund custodian (including prices and pricing formulas and untimely transmission of trade information).

(viii)CFS will not be responsible or liable for any loss or damage arising from the misuse or sharing of online access by any authorized person of the Trust who has been issued a User ID by CFS.

(ix)Except as expressly provided in this Agreement, CFS hereby disclaims all representations and warranties, express or implied, made to the Trust or any other person, including, without limitation, any warranties regarding quality, suitability or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. CFS disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(c)Mutual Exclusion of Consequential Damages. Except for any liquidated damages agreed to by the parties to this Agreement related to an unexcused termination of this Agreement, under no circumstances will either party be liable to the other party for special or punitive damages, or consequential loss or damage, or any loss of profits, goodwill, business opportunity, business, or revenue or anticipated savings, in relation to this Agreement, whether or not the relevant loss was foreseeable, or the party was advised of the possibility of such loss or damage or that such loss was in contemplation of the other party.

(d)Limited Recourse. CFS hereby acknowledges that a Fund’s obligations hereunder with respect to the Fund are binding only on the assets and property belonging to the Fund. The obligations of the parties hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund personally, but shall bind only the property of the Fund. The execution and delivery of this Agreement by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Fund’s property.

    Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other series portfolios of the Trust and that no series shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

Section 9.     Indemnification.

Indemnification by the Funds. Each Fund shall indemnify CFS and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys’ fees and expenses, incurred by

CFS that result from: (i) any claim, action, suit or proceeding in connection with CFS’s entry into or performance of this Agreement with respect to such Fund; or (ii) any action taken or omission to act committed by CFS in the performance of its obligations hereunder with respect to such Fund; or (iii) any action of CFS upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Trust with respect to such Fund; (iv) the offer or sale of shares of the Funds in violation of federal or state securities laws or regulations requiring that such shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such shares; (v) the processing of any checks or wires, including without limitation for deposit into the Trust’s demand deposit account maintained by CFS; (vi) the breach of any representation or warranty set forth in Section 3 above; or (vii) any error, omission, inaccuracy or other deficiency of any information provided to CFS by the Trust, or the failure of the Trust to provide or make available any information requested by CFS knowledgeably to perform its functions hereunder; provided, that CFS shall not be entitled to such indemnification in respect of actions or omissions constituting gross negligence, bad faith or willful misfeasance in the performance of its duties, or by reckless disregard of such duties, on the part of CFS or its employees, agents or contractors.

    The reliance upon, and any subsequent use of or action taken or omitted, by CFS, or its agents or subcontractors on: (i) the materials or any other information, records, documents, data, stock certificates or services, which are received by CFS or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by a Fund, and which have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust; (ii) any instructions or requests of the Trust or any of its officers; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by CFS under this Agreement which are provided to CFS after consultation with such legal counsel; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(a)Indemnification by CFS. CFS shall indemnify each Fund and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys’ fees and expenses, incurred by such Fund which result from: (i) CFS’s failure to comply with the terms of this Agreement with respect to such Fund; or (ii) CFS’s bad faith or willful misfeasance in performing its obligations hereunder with respect to such Fund; or (iii) CFS’s gross negligence or misconduct or that of its employees, agents or contractors in connection herewith with respect to such Fund.

    In order that the indemnification provisions contained in this Section 9 shall apply, upon the assertion of an indemnification claim, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The Trust shall have the option to participate with CFS in the defense of such claim or to defend against said claim in its own name or that of CFS. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the indemnifying party’s written consent, which consent shall not be unreasonably withheld.

Section 10.     Term and Termination.

    This Agreement shall remain in effect with respect to a Fund from the “Effective Date” until the “End Date,” each as set forth in Exhibit A to this Agreement (the “Initial Term”); thereafter, this Agreement shall automatically renew for a period of one year and continue in effect from year to year thereafter (the initial and any subsequent such periods are referred to as “Term”).

    This Agreement may be terminated by either party at any time, without the payment of a penalty upon at least ninety (90) days’ written notice to other party prior to the end of the then current Term. Any termination shall be effective as of the date specified in the notice or upon such later date as may be mutually agreed upon by the parties. Upon notice of termination of this Agreement by either party, CFS shall promptly transfer to the successor administrator the original or copies of all books and records maintained by CFS under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor administrator in the establishment of the books and records necessary to carry out the successor administrator’s responsibilities. If this Agreement is terminated by the Trust, the Trust shall be responsible for all reasonable out-of-pocket expenses or costs associated with the movement of records and materials to the successor administrator. Additionally, CFS reserves the right to charge for any other reasonable expenses associated with such termination.

Section 11.     Notices.

(a)Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given and effective when delivered in person or by certified mail, return receipt requested, at the following address (or such other address as a party may specify by notice to the other):

(i)If to the Trust, to:

ETF Opportunities Trust
8730 Stony Point Parkway, Suite 205
Richmond, Virginia 23235
Attention: President

With copy to:

Practus, LLP
                11300 Tomahawk Creek Parkway, Suite 310
                Leawood, Kansas 66211
                Attention: John H. Lively

(ii)If to CFS, to:

Commonwealth Fund Services, Inc.
8730 Stony Point Parkway, Suite 205
Richmond, Virginia 23235
Attention: President

(b)Notice also shall be deemed given and effective upon receipt by any party or other person at the preceding address (or such other address as a party may specify by notice to the other) if sent by regular mail, private messenger, courier service, telex, facsimile, or otherwise, if such notice bears on its first page in 14 point (or larger) bold type the heading “Notice Pursuant to Fund Services Agreement.”

Section 12.     Assignment.

No party may assign or transfer any of its rights or obligations under this Agreement without the other’s prior written consent, which consent will not be unreasonably withheld or delayed. This Agreement shall insure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. For the avoidance of doubt, a transaction involving a merger or sale of substantially all of the assets of a Fund shall not require the written consent of CFS.

Section 13.    Holidays.

Except as required by laws and regulations governing investment companies, nothing contained in this Agreement is intended to or shall require CFS, in any capacity hereunder, to perform any functions or duties on any holiday or other day of special observance on which CFS is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the Trust and CFS are open. CFS will be open for business on days when the Trust is open for business and/or as otherwise set forth in each Fund’s prospectus(es) and Statement(s) of Additional Information.

Section 14.     Waiver.

Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

Section 15.     Force Majeure.

In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes; provided, however, that this provision shall not imply that CFS is excused from maintaining reasonable business continuity plans to address potential service outages.

Section 16.     Amendments.

This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged or terminated verbally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. The compensation stated in Schedule E attached hereto may be adjusted from time to time by the execution of a new schedule signed by the parties thereto.

Section 17.     Severability.

If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

Section 18.    Headings.

Titles to clauses of this Agreement are included for convenience of reference only and will be disregarded in construing the language contained in this Agreement.

Section 19.    Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 20.    No Strict Construction.

The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 21.     Entire Agreement; Governing Law.

This Agreement, the Exhibits and Schedules hereto, and any subsequent amendments of the foregoing embody the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior negotiations and agreements between the parties relating to the subject matter hereof. This Agreement shall be governed by and construed to be in accordance with the laws of the Commonwealth of Virginia, without reference to choice of law principles thereof, and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Virginia, or any of the provisions herein, conflict with the applicable provision of the 1940 Act, the latter shall control.

Section 22.    Services Not Exclusive.

The services of CFS to the Trust are not deemed exclusive, and CFS shall be free to render similar services to others, to the extent that such service does not affect CFS’s ability to perform its duties and obligations hereunder.

Section 23.    Special or Consequential Damages.

Neither party to this Agreement shall be liable to the other party for special or consequential damages under any provision of this Agreement.

Section 24.    Reliance on Trust Instructions and Experts.

CFS may rely upon the written advice of the Trust and upon statements of the Trust’s legal counsel, accountants and other person believed by it in good faith to be expert in matters upon which they are consulted, and CFS shall not be liable for any actions taken in good faith upon such statements.

Section 25.    Survival.

The obligations of Sections 6, 7, 8, 9, 14, 15, 17, 21, 23, 24 and this 25 shall survive any termination of this Agreement.

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Signature Page Follows
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IN WITNESS WHEREOF, the parties hereto have caused this Fund Services Agreement to be signed by their respective duly authorized officers as of the day and year first above written.

    COMMONWEALTH FUND SERVICES, INC.

By:                                     Date: March 11, 2026

    Print Name: Karen M. Shupe

    Title: Managing Director

    ETF OPPORTUNITIES TRUST
     WITH RESPECT TO THE FUNDS IDENTIFIED ON EXHIBIT A

    By:                                     Date: March 11, 2026

    Print Name: David A. Bogaert

    Title: President

Amended as of March 11, 2026

EXHIBIT A
to
Fund Services Agreement

List of Funds

Fund Name	Effective Date	End Date of Initial Term
Tuttle Capital 2X DBMF ETF	April 1, 2023	March 31, 2026
T-Rex 2X Long Tesla Daily Target ETF	July 1, 2023	June 30, 2026
T-Rex 2X Inverse Tesla Daily Target ETF	July 1, 2023	June 30, 2026
T-Rex 2X Long NVIDIA Daily Target ETF	July 1, 2023	June 30, 2026
T-Rex 2X Inverse NVIDIA Daily Target ETF	July 1, 2023	June 30, 2026
LAFFER|TENGLER Equity Income ETF	August 1, 2023	July 31, 2026
Tuttle Capital Daily 2X Inverse Regional Banks ETF	October 1, 2023	September 30, 2026
Tuttle Capital Daily 2X Long AI ETF	October 1, 2023	September 30, 2026
Tuttle Capital Daily 2X Inverse AI ETF	October 1, 2023	September 30, 2026
Brendan Wood TopGun ETF	October 1, 2023	September 30, 2026
T-Rex 2x Long Apple Daily Target ETF	January 1, 2024	December 31, 2026
T-Rex 2x Inverse Apple Daily Target ETF	January 1, 2024	December 31, 2026
T-Rex 2x Long Alphabet Daily Target ETF	January 1, 2024	December 31, 2026
T-Rex 2x Inverse Alphabet Daily Target ETF	January 1, 2024	December 31, 2026
T-Rex 2x Long Microsoft Daily Target ETF	January 1, 2024	December 31, 2026
T-Rex 2x Inverse Microsoft Daily Target ETF	January 1, 2024	December 31, 2026
Tuttle Capital Congressional Trading ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long GME Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long HOOD Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long DKNG Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long DJT Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long MARA Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse MARA Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long RBLX Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long BULL Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse PLTR Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long ARM Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long SHOP Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse SHOP Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long XXI Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse AMD Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long NFLX Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse NFLX Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long CRWV Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse BA Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long SNOW Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse SNOW Daily Target ETF	August 1, 2024	July 31, 2027

T-Rex 2x Long AVGO Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse AVGO Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long PANW Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse PANW Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long SMR Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse COIN Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long TSM Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse TSM Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long SQ Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse SQ Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long CRCL Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Long MSTR Daily Target ETF	August 1, 2024	July 31, 2027
T-Rex 2x Inverse MSTR Daily Target ETF	August 1, 2024	July 31, 2027
Tuttle Capital RSP Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital KRE Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital IYR Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital XLU Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital XLE Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital XHB Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital EEM Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital EFA Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital XLF Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital VTV Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital IJH Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital XLV Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital SMH Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital XBI Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital XLY Option Income Strategy ETF	October 1, 2024	September 30, 2027
Tuttle Capital TSLA Put Write ETF	February 1, 2025	January 1, 2028
Tuttle Capital NVDA Put Write ETF	February 1, 2025	January 1, 2028
Tuttle Capital MSTR Put Write ETF	February 1, 2025	January 1, 2028
Tuttle Capital COIN Put Write ETF	February 1, 2025	January 1, 2028
Tuttle Capital QQQ Put Write ETF	February 1, 2025	January 1, 2028
Tuttle Capital AAPL 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital GOOG 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital META 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital TSLA 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital NVDA 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital AMZN 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital MSFT 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital MSTR 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital COIN 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital Bitcoin 0DTE Covered Call ETF	April 1, 2025	March 31, 2028
Opportunistic Trader ETF	April 1, 2025	March 31, 2028
T-REX 2X Long XRP Daily Target ETF	April 1, 2025	March 31, 2028
T-REX 2X Long SOL Daily Target ETF	November 1, 2025	October 31, 2028
T-REX 2X Long Trump Daily Target ETF	April 1, 2025	March 31, 2028
T-REX 2X Long LTC Daily Target ETF	November 1, 2025	October 31, 2028

T-REX 2X Long DOGE Daily Target ETF	April 1, 2025	March 31, 2028
T-REX 2X Long Bonk Daily Target ETF	April 1, 2025	March 31, 2028
T-REX 2X Long BNB Daily Target ETF	April 1, 2025	March 31, 2028
T-REX 2X Long ADA Daily Target ETF	November 1, 2025	October 31, 2028
T-REX 2X Long LINK Daily Target ETF	November 1, 2025	October 31, 2028
T-REX 2X Long SUI Daily Target ETF	April 1, 2025	March 31, 2028
Tuttle Capital Quantum Computing AI Powered ETF	April 1, 2025	March 31, 2028
Tuttle Capital Quantum Computing AI Powered Covered Call ETF	April 1, 2025	March 31, 2028
Tuttle Capital UFO Disclosure AI Powered ETF	April 1, 2025	March 31, 2028
Tuttle Capital Drone Industry AI Powered ETF	April 1, 2025	March 31, 2028
Tuttle Capital AI in Healthcare ETF	April 1, 2025	March 31, 2028
Tuttle Capital AI Power Generation ETF	April 1, 2025	March 31, 2028
Tuttle Capital Agentic AI ETF	April 1, 2025	March 31, 2028
Tuttle Capital DeepSeek Global AI Innovation ETF	April 1, 2025	March 31, 2028
Tuttle Capital No Bleed Tail Risk ETF	April 1, 2025	March 31, 2028
T-REX 2X Long BYDDY Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long AVAV Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long AFRM Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long ACHR Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long AUR Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long AXON Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long B Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long BBAI Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long BKNG Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long CVNA Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long CEG Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long DDOG Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long WGS Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long DNA Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long KTOS Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long OKLO Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long QUBT Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long RXRX Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long TEM Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long TTD Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long UPXI Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long UPST Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long SOUN Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long SMLR Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long GLXY Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long DUOL Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long GEV Daily Target ETF	July 1, 2025	June 30, 2028
T-REX 2X Long HHH Daily Target ETF	July 1, 2025	June 30, 2028
Tuttle Capital 1X Daily Inverse Volatility ETF	July 1, 2025	June 30, 2028
Tuttle Capital 2X Daily Inverse Volatility ETF	July 1, 2025	June 30, 2028
T-REX 2X Long TRON Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long BRR Daily Target ETF	October 1, 2025	September 30, 2028

T-REX 2X Long LMND Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long OSCR Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long OUST Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long SPOT Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long SYM Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long RDW Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long UNH Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long VOYG Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ETOR Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long CHYM Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long BMNR Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long APLD Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Inverse CRWV Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Inverse CRCL Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long FIG Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long SBET Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Inverse FIG Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long FLY Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Inverse FLY Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long STUB Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long MP Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long SRPT Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long CIFR Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ASTS Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long BTBT Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long WULF Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long QS Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long BLSH Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Inverse BLSH Daily Target ETF	October 1, 2025	September 30, 2028
Tuttle Capital Government Grift ETF	October 1, 2025	September 30, 2028
Tuttle Capital Quantum Computing Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital Drone Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital Space Industry Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital AI Infrastructure Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital Nuclear Power Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital AI Emerging Leaders Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital Crypto Treasury Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital AI Healthcare Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital Agentic AI Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital Emerging Markets AI Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital Robotics Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X Quantum Computing ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X Drone ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X Space Industry ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X AI Infrastructure ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X Nuclear Power ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X Crypto Treasury ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X AI Healthcare ETF	October 1, 2025	September 30, 2028

Tuttle Capital 2X Agentic AI ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X Emerging Markets AI ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X Robotics ETF	October 1, 2025	September 30, 2028
Tuttle Capital Stablecoin Industry Covered Call ETF	October 1, 2025	September 30, 2028
Tuttle Capital 2X Stablecoin Industry ETF	October 1, 2025	September 30, 2028
Tuttle Capital Stablecoin Industry Index ETF	October 1, 2025	September 30, 2028
Tuttle Capital MicroStrategy Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital NVIDIA Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Coinbase Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Tesla Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Bitcoin Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Magnificent 7 Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Palantir Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Meme Stock Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Ethereum Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Quantum Computing Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Drone Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Space Industry Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital AI Infrastructure Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Nuclear Power Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital AI Emerging Leaders Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Crypto Treasury Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital AI Healthcare Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Agentic AI Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Emerging Markets AI Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Robotics Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital HOOD Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Ultra Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital SUI Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital Bonk Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital LTC Income Blast ETF	November 1, 2025	October 31, 2028
Tuttle Capital UFO Disclosure ETF	October 1, 2025	September 30, 2028
Tuttle Capital SOL Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital XRP Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital DOGE Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital ADA Income Blast ETF	November 1, 2025	October 31, 2028
Tuttle Capital LINK Income Blast ETF	November 1, 2025	October 31, 2028
Tuttle Capital BNB Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital AVAX Income Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital MSTR Crypto Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital TSLA Crypto Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital HOOD Crypto Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital COIN Crypto Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital NVDA Crypto Blast ETF	October 1, 2025	September 30, 2028
Tuttle Capital PLTR Crypto Blast ETF	October 1, 2025	September 30, 2028
T-REX 2X Long OPEN Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long MBLY Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long POOL Daily Target ETF	October 1, 2025	September 30, 2028

T-REX 2X Long ICLR Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long TMUS Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long VEEV Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long IREN Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long GTLS Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long CLS Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long PTON Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long KSS Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long DNUT Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long GPRO Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long CELH Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long CHWY Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long CAVA Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ICHR Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long NVTS Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long EOSE Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ETHZ Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long BNC Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long LITS Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long EMPD Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long CANG Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long BTDR Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long CORZ Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long KLAR Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ABTC Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ASST Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ETHM Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long SUIG Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long TONX Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long DFDV Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long FIGR Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long FMCC Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long FNMA Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long FWDI Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ORBS Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long VKTX Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ASST Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long ETHM Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long SUIG Daily Target ETF	October 1, 2025	September 30, 2028
T-REX 2X Long TONX Daily Target ETF	October 1, 2025	September 30, 2028

Tuttle Capital Permanent Portfolio 2.0 ETF	January 1, 2026	December 31, 2028
T-REX 2X Long GRNY Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long APH Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long SLMT Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long DEFT Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long FLGC Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long HIVE Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long HOLO Daily Target ETF	January 1, 2026	December 31, 2028

T-REX 2X Long HSDT Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long NAKA Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long NXTT Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long SRFM Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long STSS Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long UI Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long AQMS Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long AREC Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long BLBX Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Inverse BMNR Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long FTEL Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long IDR Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long ONDS Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long PC Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long PCH Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long PGY Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long PL Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long TBH Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long TMQ Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long UEC Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long USAR Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long UUU Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long ZIM Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long ABAT Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long ALB Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long BTG Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long BITF Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long CRML Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long DVLT Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long ENVX Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long GSIT Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long LAC Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long LAES Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long LYSDY Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long NAVN Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long QSI Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long HYPE Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long INFQ Daily Target ETF	January 1, 2026	December 31, 2028
T-REX 2X Long GPCR Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long IWC Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long LITE Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long PAAS Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long SNDK Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long WLTH Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long WVE Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long ALMU Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long AMPX Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long AXTI Daily Target ETF	April 1, 2026	March 31, 2029

T-REX 2X Long BHP Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long Discord Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long ERO Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long FER Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long HBM Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long HOUS Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long NU Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long RCT Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long RIO Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long SATS Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long SCCO Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long SIL Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long TE Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long TECK Daily Target ETF	April 1, 2026	March 31, 2029
T-REX 2X Long ZETA Daily Target ETF	April 1, 2026	March 31, 2029
Tuttle Capital Concentrated Memory Stack ETF	April 1, 2026	March 31, 2029
Tuttle Capital Memory Stack Income Blast ETF	April 1, 2026	March 31, 2029
Tuttle Capital SPY 0DTE Income & Hedge ETF	April 1, 2026	March 31, 2029
Tuttle Capital Innovation 100 0DTE Income & Hedge ETF	April 1, 2026	March 31, 2029
Porter & Company Property & Casualty Index ETF	April 1, 2026	March 31, 2029
Porter & Company Capital Efficiency Index ETF	April 1, 2026	March 31, 2029
Porter & Company Lindy Effect Index ETF	April 1, 2026	March 31, 2029
Porter & Company Permanent Portfolio Index ETF	April 1, 2026	March 31, 2029

EXHIBIT B
To
Fund Services Agreement

Administrative Services

1.Subject to the direction and control of the Board of Trustees (the “Board”) of the Trust, CFS shall manage all aspects of each Fund’s operations with respect to each Fund except those that are the specific responsibility of any other service provider hired by the Trust, all in such manner and to such extent as may be authorized by the Board.

2.Oversee the performance of administrative and professional services rendered to each Fund by others, including its custodian, fund accounting agent, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for each Fund, including:

(a)The preparation and maintenance by each Fund’s custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable law, of all documents and records relating to the operation of each Fund required to be prepared or maintained by the Trust or its agents pursuant to applicable law.

(b)The reconciliation of account information and balances among each Fund’s custodian, transfer agent, dividend disbursing agent and fund accountant.

(c)The transmission of purchase and redemption orders for shares.

(d)The performance of fund accounting, including the accounting services agent’s calculation of the net asset value (“NAV”) of each Fund’s shares.

3.For new series or classes, obtain CUSIP numbers, as necessary, and estimate organizational costs and expenses and monitor against actual disbursements.

4.Prepare and assist with reports for the Board as may be mutually agreed upon by the parties.

5.Prepare quarterly and annual Code of Ethics forms for: (i) disinterested Board members; and (ii) officers of the Trust, if any, that are also employees of CFS, including a review of returned forms against portfolio holdings and reporting to the Board.

6.Prepare and mail annual Trustees’ and Officers’ questionnaires.

7.Maintain general Board calendars and regulatory filings calendars.

8.As mutually agreed to by the parties, prepare updates to and maintain copies of the Trust’s trust instrument and by-laws.

9.Coordinate with insurance providers, including soliciting bids for Trustees & Officers/Errors & Omissions insurance and fidelity bond coverage, coordinate the filing of fidelity bonds with the SEC and make related Board presentations.

10.Advise the Trust and the Board on matters concerning each Fund and its affairs.

11.With the assistance of the counsel to the Trust, the investment adviser, officers of the Trust and other relevant parties, prepare and disseminate materials for meetings of the Board on behalf of each Fund, and any committees thereof, including agendas and selected financial information as agreed upon by the Trust and CFS from time to time; attend and participate in Board meetings to the extent requested by the Board.

12.Prepare and maintain each Fund’s operating expense budget to determine proper expense accruals to be charged to each Fund in order to calculate its daily NAV.

13.In consultation with counsel for the Trust, assist in and oversee the preparation, filing, printing and where applicable, dissemination to shareholders of the following:

(a)Amendments to each Fund’s Registration Statement on Form N-1A.

(b)Periodic reports to each Fund’s shareholders and the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to annual reports and semi-annual reports.

(c)Notices pursuant to Rule 24f-2.

(d)Proxy materials.

(e)Reports to the SEC on Form N-SAR, Form N-CSR, Form N-Q, and Form N-PX.

14.Coordinate each Fund’s annual or SEC audit by:

(a)Assisting each Fund’s independent auditors, or, upon approval of each Fund, any regulatory body in any requested review of each Fund’s accounts and records.

(b)Providing appropriate financial schedules (as requested by each Fund’s independent public accountants or SEC examiners); and

(c)Providing office facilities as may be required.

15.Assist the Trust in the handling of routine regulatory examinations and work closely with the Trust’s legal counsel in response to any non-routine regulatory matters.

16.Prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis.

17.Authorize the payment of Fund expenses and pay, from Fund assets, all bills of each Fund.

18.Assist each Fund in the selection of other service providers, such as independent accountants, law firms and proxy solicitors; and perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided that CFS need not begin performing any such task except upon 65 days’ notice and pursuant to mutually acceptable compensation agreements.

19.Assist the Trust’s Chief Compliance Officer with issues regarding the Trust’s compliance program (as approved by the Board in accordance with Rule 38a-1 under the 1940 Act) as reasonably requested.

20.Perform certain compliance procedures for the Trust which will include, among other matters, monitoring compliance with personal trading guidelines by the Trust’s Board.

21.Assist the Trust with its obligations under Section 302 and 906 of the Sarbanes-Oxley Act of 2002 and Rule 30a-2 under the 1940 Act, including the establishment and maintenance of internal controls and procedures that are reasonably designed to ensure that information prepared or maintained in connection with administration services provided hereunder is properly recorded, processed, summarized, or reported by CFS or its affiliates on behalf of the Trust so that it may be included in financial information certified by the Trust’s officers on Form N-CSR and Form N-Q.

22.Prepare and file any claims in connection with class actions involving portfolio securities, handle administrative matters in connection with the litigation or settlement of such claims, and prepare a report to the Board regarding such matters.

23.CFS shall provide such other services and assistance relating to the affairs of each Fund as the Trust may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements.